Exhibit 99.1

Lucira Health Announces Second Quarter 2022 Results and Provides Business Updates

EMERYVILLE, Calif. – August 15, 2022 – Lucira Health, Inc. (Nasdaq: LHDX) ("Lucira Health," "Lucira" or the "Company"), a medical technology company focused on the development and commercialization of transformative and innovative infectious disease tests, today reported financial results for the second quarter ended June 30, 2022 and provided business updates.

Recent Highlights

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Achieved net revenue of $26.1 million for the second quarter of 2022, an increase of 110% over the second quarter of 2021
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Received regulatory approval in Canada for the COVID-19 & Flu test with Self Test at Home indication and a full exemption by the New Zealand Ministry of Health for COVID-19 test
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Scaled manufacturing to include capacity for the COVID-19 & Flu test and put initial supply chain in place
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Submitted de novo 510(k) application to FDA for clearance of the COVID-19 test
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Submitted an EUA application to FDA for commercial distribution of the COVID-19 & Flu test with over the counter (OTC) and Rx at Home indication.
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Received FDA and Health Canada approval to extend COVID-19 test shelf life to 18 months

"Second quarter results were an expected dip from our first quarter performance as anticipated seasonality with our COVID-19 respiratory test product was experienced," said Erik Engelson, President and Chief Executive Officer of Lucira Health. "COVID-19 test inventory increased in the second quarter. With the recent 18-month shelf life approvals, on-hand COVID-19 test inventory will continue to enable Lucira to fulfill customer orders with a high service level as fall and winter respiratory disease season approaches. As this occurs, we anticipate a positive impact on cash. We made progress on several significant initiatives, and are delighted by the recent approval of the COVID-19 & Flu test in Canada. This approval enables patients and healthcare providers to accurately diagnose both COVID-19 & Flu on-the-spot in 30-minutes or less with a single swab, and we are eager to scale commercially as Flu season ramps up in the northern hemisphere. In addition, Lucira quickly built Covid-19 & Flu tests, and as a result is immediately able to fulfill Canadian orders. The speed with which Lucira was able to create the COVID-19 & Flu test demonstrates the flexibility of the core Lucira technology as well as the skill and agility of our team. Because Lucira has been developing assays for nearly ten years, we benefited from past work. Going forward, we anticipate being able to similarly leverage work already accomplished on other assays such as Chlamydia and Gonorrhea, for example. Longer term, we believe that the flexibility of Lucira’s technology combined with our commercial performance over the last several quarters demonstrates that strong financial performance could be achieved with modest initial testing volumes. In addition, substantial progress was made in the ongoing development of Lucira’s digital reporting and integration platform, and we look forward to sharing more about this in future quarters."

Second Quarter 2022 Financial Results

Net Sales was $26.1 million for the second quarter of 2022, an increase of $13.7 million or about two times that of the second quarter of 2021. COVID-19 test sales drove growth.

GAAP Gross Profit for the second quarter of 2022 was $8.0 million compared to a GAAP gross loss of $0.1 million for the second quarter of 2021. GAAP gross margin for the second quarter of 2022 was 31% compared to a negative gross margin of 1% for the second quarter of 2021. Non-GAAP gross profit and non-GAAP gross margin for the second quarter of 2022 were $8.9 million and 34%, respectively. Non-GAAP gross profit and non-GAAP gross margin for the second quarter of 2021 were $0.3 million and 3%, respectively. Increases in gross profit and gross margin were primarily due to increased sales and operational efficiencies gained through increased manufacturing output_and scale.

GAAP Operating Expenses were $29.4 million in the second quarter of 2022, compared to $16.2 million in the same period in 2021. Non-GAAP operating expenses were $26.9 million in the second quarter of 2022, compared to $15.1 million in the same period of 2021. The increase is primarily related to increased headcount and third-party services to facilitate commercial activities, validation of manufacturing activities, new product development, clinical studies, and public company compliance.

GAAP Net Loss was $21.7 million in the second quarter of 2022, compared to GAAP net loss of $16.2 million in the same period in 2021. Non-GAAP net loss was $18.1 million for the second quarter of 2022, compared to a non-GAAP net loss of $14.7 million for the same period in 2021.

Cash and Cash Equivalents Balance as of June 30, 2022 was $75.0 million.

Conference Call and Webcast Details

The Company will host a live conference call and webcast to discuss these results and provide a corporate update on Monday, August 15, 2022, at 4:30 PM ET.

Investors interested in listening to the conference call should register online. Participants are required to register a day in advance or at minimum 15 minutes before the start of the call. A replay of the webcast can be accessed via the Events page of the investor section of Lucira's website.

About Lucira Health

Lucira is a medical technology company focused on the development and commercialization of innovative infectious disease tests to make lab-quality diagnostics more accessible. Lucira designed its test platform to provide accurate, reliable, PCR-quality test results anywhere and at any time. Beyond its already commercialized COVID-19 and COVID-19 & Flu Tests, Lucira is working on new diagnostic tests for respiratory infections and other categories including women’s health and sexually transmitted infections (STIs). For more information, visit www.lucirahealth.com.

Non-GAAP Financial Measures

In this press release, in order to supplement the Company's condensed financial statements presented in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), management has disclosed certain non-GAAP financial measures for the Company's statements of operations. The Company believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results were limited to financial measures prepared in accordance with GAAP. As a result, the Company is disclosing certain non-GAAP results in order to supplement investors' and other readers' understanding and assessment of the Company's financial performance because Company management uses these measurements as aids in monitoring the Company's ongoing financial performance from quarter to quarter, and year to year, on a regular basis and for financial and operational decision-making. Non-GAAP financial measures include gross profit (loss), gross (negative) margin, operating expenses, and net income (loss). Non-GAAP adjustments include stock-based compensation, depreciation and amortization, non-cash interest and other expense and preapproval inventories. From time to time in the future, there may be other items that the Company may include or exclude if the Company believes that doing so is consistent with the goal of providing useful information to investors and management. The Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure.

Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which could reduce the usefulness of the Company's non-GAAP financial measures as tools for comparison. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures as analytical tools. The Company has provided at the end of this press release, following the accompanying financial data, reconciliations of its non-GAAP measures to their most directly comparable GAAP measures. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate the Company's business. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most directly comparable GAAP measures set forth below and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP. Non-GAAP financial measures in this earnings release exclude the following:

Stock-based compensation expense. The Company has excluded the effect of stock-based compensation expenses in calculating the Company's non-GAAP gross profit (loss), gross (negative) margin, operating expenses and net income (loss) measures. Although stock-based compensation is a key incentive offered to employees, consultants and board members the Company continues to evaluate its business performance excluding stock-based compensation expenses. The Company records stock-based compensation expense related to grants of time-based options, Employee Stock Purchase Plan, and restricted stock units. Depending upon the size, timing and terms of the grants this expense may vary significantly but will recur in future periods. The Company believes that excluding stock-based compensation expense better allows for comparisons from period to period.

Depreciation and amortization. The Company has excluded the effect of depreciation and amortization expense in calculating its non-GAAP gross profit (loss), gross (negative) margin, operating expenses and net income (loss) measures. Depreciation and amortization are non-cash charges to current operations.

Non-cash interest and other expense. The Company has excluded the effect of non-cash interest and remeasurement of derivative liabilities and convertible notes in calculating its non-GAAP net income (loss) measure.

Preapproval inventories. The Company has included the effect of preapproval inventories in calculating the Company's non-GAAP gross profit (loss), gross (negative) margin, operating expenses and net income (loss) measures. Preapproval inventories were previously recorded as research and development expense during the third quarter of 2020 and subsequently sold at zero cost of product and internally consumed in research and development and sales and marketing from the fourth quarter of 2020 through the third quarter of 2021.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "can," “could,” "believe," "will," "may," "anticipates," "goal," “forward,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements, including but not limited to, statements regarding our future financial performance and market positioning, including as it relates to the upcoming winter respiratory disease season in the Northern Hemisphere; our future financial performance coupled with modest initial testing volumes; our ability to leverage our previous work to develop new assays; and the expansion of our digital reporting and integration platform; are based upon Lucira's current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including our ability to increase production, streamline operations and increase product availability; the success of our test platform with COVID-19 including its variants, the extent and duration of the COVID-19 pandemic and our expectations regarding customer and user demand for our COVID-19 and influenza test kits; our expected future growth; our ability to obtain and maintain regulatory approval for our test kits, including our existing Emergency Use Authorization for our COVID-19 and influenza test kits and LUCI Pass; the size and growth potential of the markets for our test kits, including the COVID-19 and influenza diagnostic testing market, and our ability to serve those markets; our ability to accurately forecast demand for our test kits; the rate and degree of physician and market acceptance of our test kits; the expected future growth of our sales and marketing organization; coverage and reimbursement for our test kits; the performance of, and our reliance on, third parties in connection with the commercialization of our test kits, including Jabil Inc. and our single-source suppliers; our ability to accurately forecast, and Jabil’s ability to manufacture, appropriate quantities of our COVID-19 and influenza test kits to meet commercial demand; regulatory developments in the United States and foreign countries; our research and development for any future test kits; the development, regulatory approval, and commercialization of competing products; our ability to retain and hire senior management and key personnel; our ability to develop and maintain our corporate infrastructure, including our internal controls; our financial performance and capital requirements; our expectations regarding our ability to obtain and maintain intellectual property protection for our test kits, as well as our ability to operate our business without infringing the intellectual property rights of others; and our ability to navigate unfavorable global economic conditions that may result from recent geopolitical events, including the COVID-19 pandemic, Russia’s military intervention in Ukraine, and the global sanctions imposed by countries against Russia that followed. These and other risks and uncertainties are described more fully in the "Risk Factors" section and elsewhere in our filings with the Securities and Exchange Commission and available at www.sec.gov, including in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Any forward-looking statements that we make in this announcement speak only as of the date of this press release, and Lucira assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise after the date of this press release, except as required under applicable law.

Investor Relations

Greg Chodaczek

investorrelations@lucirahealth.com

347-620-7010

LUCIRA HEALTH, INC.
CONDENSED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share data)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$74,957	$105,982
Accounts receivable, net	8,723	27,245
Inventory	119,576	50,776
Other receivable	7,247	8,188
Prepaid expenses	4,449	10,274
Other current assets	5,573	3,817
Total current assets	220,525	206,282
Property and equipment, net	46,782	30,974
Operating lease right-of-use assets	18,726	2,714
Restricted cash equivalents	1,943	—
Other assets	1,060	384
Total assets	$289,036	$240,354

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$24,584	$19,371
Accrued liabilities	31,160	29,162
Operating lease liabilities, current	2,185	1,609
Customer deposits	—	189
Total current liabilities	57,929	50,331
Term loan payable, net	29,213	—
Operating lease liabilities, net of current portion	16,827	1,220
Total liabilities	103,969	51,551

Commitments and contingencies

Stockholders’ equity:
Preferred stock $0.001 par value; 10,000,000 shares authorized as of June 30, 2022 and December 31, 2021; 0 shares issued and outstanding as of June 30, 2022 and December 31, 2021	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized as of June 30, 2022 and December 31, 2021; 40,081,464 and 39,663,645 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	40	40
Additional paid-in capital	322,167	317,304
Accumulated deficit	(137,140)	(128,541)
Total stockholders’ equity	185,067	188,803
Total liabilities and stockholders’ equity	$289,036	$240,354

(1) The balance sheet as of December 31, 2021 is derived from the audited financial statements as of that date

LUCIRA HEALTH, INC.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net sales	$26,146	$12,439	$116,620	$16,955
Cost of products sold	18,154	12,505	68,712	17,873
Gross profit (loss)	7,992	(66)	47,908	(918)
Operating expenses:
Research and development	10,753	$10,117	$22,948	$16,399
Selling, general and administrative	18,628	6,100	32,537	12,200
Total operating expenses	29,381	16,217	55,485	28,599
Loss from operations	(21,389)	(16,283)	(7,577)	(29,517)
Other income (expense), net:
Interest income and other (expense), net	281	83	343	1
Interest expense, net	(826)	—	(1,363)	—
Total other income (expense), net	(545)	83	(1,020)	1
Loss before provision for income taxes	(21,934)	(16,200)	(8,597)	(29,516)
(Benefit from) provision for income taxes	(257)	—	2	—
Net loss	$(21,677)	$(16,200)	$(8,599)	$(29,516)
Net loss per share of common stock,
Basic and diluted	$(0.54)	$(0.42)	$(0.22)	$(0.96)
Weighted-average number of shares used in net loss per share of common stock,
Basic and diluted	39,928,451	38,483,766	39,839,834	30,688,349

LUCIRA HEALTH, INC.
The following tables represent the reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures:
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of GAAP to non-GAAP Gross Profit (Loss):
GAAP Gross Profit (Loss)	$7,992	$(66)	$47,908	$(918)
Stock-based compensation	134	208	390	260
Depreciation and amortization	759	268	1,551	335
Preapproval inventories	—	(87)	—	(1,089)
Non-GAAP Gross Profit (Loss)	$8,885	$323	$49,849	$(1,412)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of GAAP to non-GAAP Gross Margin:
GAAP Gross Margin	31%	(1)%	41%	(5)%
Stock-based compensation	1%	2%	0%	2%
Depreciation and amortization	3%	2%	1%	2%
Preapproval inventories	0%	(1)%	0%	(6)%
Non-GAAP Gross Margin	34%	3%	43%	(8)%

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of GAAP to non-GAAP Operating Expenses:
GAAP Operating Expenses	$29,381	$16,217	$55,485	$28,599
Stock-based compensation	(1,602)	(737)	(3,034)	(1,213)
Depreciation and amortization	(917)	(408)	(1,724)	(547)
Preapproval inventories	—	—	—	305
Non-GAAP Operating Expenses	$26,862	$15,072	$50,727	$27,144

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of GAAP to non-GAAP Net Income (Loss):
GAAP Net Loss	$(21,677)	$(16,200)	$(8,599)	$(29,516)
Stock-based compensation	1,736	945	3,424	1,473
Depreciation and amortization	1,676	676	3,275	882
Non-cash interest and other expense	207	(4)	333	280
Preapproval inventories	—	(87)	—	(1,394)
Non-GAAP Net Income (Loss)	$(18,058)	$(14,670)	$(1,567)	$(28,275)